Exhibit 10.1
NINTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

NINTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of August 14, 2014 (this “Amendment No. 9”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent” as hereinafter further defined), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Services Inc., a Georgia corporation (“BSI”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx and BSI, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent, the parties to the Loan Agreement as lenders (collectively, “Lenders”), Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 22, 2008, Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 7, 2010, Third Amendment to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 11, 2011, Fifth Amendment to Amended and Restated Loan and Security Agreement and Lender Joinder, dated as of March 29, 2013, Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of June 28, 2013, Seventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 14, 2014, and Eighth Amendment to Amended and Restated Loan and Security Agreement, dated as of July 8, 2014 (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent, Required Lenders and Tranche A Loan Lenders (a) extend the maturity of the Tranche A Loan Maturity Date and (b) enter into certain other amendments to the Loan Agreement;

WHEREAS, the parties hereto desire to enter into this Amendment No. 9 to evidence and effectuate such amendments under the Loan Agreement, in each case subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

1.1 Additional Definition.  As used herein or in the Loan Agreement or any of the other Financing Agreements, the following term shall have the meaning set forth below and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 9” shall mean the Ninth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 14, 2014, by and among Agent, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2 Amendments to Definitions.

(a) All references to the term “Administrative and Collateral Agent” in the Loan Agreement and the other Financing Agreements (including UCC financing statements) are hereby amended to mean the following:

           “Agent” shall mean Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent  on behalf of Lenders pursuant to the terms hereof, and any replacement or successor agent hereunder.

All references to “Administrative and Collateral Agent” in the Loan Agreement and the other Financing Agreements are hereby redesignated to “Agent”; provided, that, to the extent that any Financing Agreement (including any UCC financing statement) that is filed with any Governmental Authority refers to “Administrative Agent and Collateral Agent”, Agent need not amend such filed Financing Agreements (including UCC financing statements) and the failure to amend such Financing Agreements shall not affect the rights or remedies of Agent.

(b) All references to the term “ERISA Event” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended by adding the following proviso at the end of such definition:  “; provided, that, neither the issuance of the Funding Waiver Letter nor any of the events for which the Funding Waiver Letter was obtained shall constitute an ERISA Event.”

(c) All references to the term “Tranche A Loan Limit” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:

“Tranche A Loan Limit” shall mean (a) from March 14, 2014 through and including March 31, 2015, $20,000,000, (b) from April 1, 2015 through and including April 30, 2015, $18,000,000, (c) from May 1, 2015 through and including May 31, 2015, $16,000,000, (d) from June 1, 2015 through and including June 29, 2015, $14,000,000, and  (e) on and after June 30, 2015, $-0-; provided, that, (i) on and after giving effect to each such reduction in the immediately preceding clauses (b) through (e), Excess Availability shall be not less than $50,000,000, and (ii) on and after giving effect to such payment or prepayment, no Event of Default shall exist or have occurred and be continuing.

(d) All references to the term “Tranche A Loan Maturity Date” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby replaced with the following:

“Tranche A Loan Maturity Date” shall mean June 30, 2015 or earlier in accordance with the terms and conditions of Amendment No. 7 and Amendment No. 9.

Section 2. Amendments to Loan Agreement.

2.1 ERISA.  Employee Benefits.

(a) Section 8.9(a) of the Loan Agreement is hereby amended by replacing the second and third sentences thereof with the following:

“Each Plan which is intended to qualify under Section 401(a) of the Code (i) has received or Borrowers and Guarantors will file an application to receive a favorable determination letter from the Internal Revenue Service within the remedial amendment period prescribed by Section 401(b) of the Code and, or (ii) is entitled to rely on a determination letter issued by the Internal Revenue Service to the sponsor of a prototype or volume submitter plan, and (iii) to the best of each Borrower’s and each Guarantor’s knowledge, nothing has occurred which would cause the loss of such qualification. Except for the Funding Waiver Letter and the express events for which it was obtained, (x) each Borrower and each Guarantor and their respective ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and (y) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.”

(b) Section 8.9(c) of the Loan Agreement is hereby amended in its entirety to read as follows:

           “(c)           (i) No ERISA Event has occurred or is reasonably expected to occur, except as set forth in clause (iii) below; (ii) except for events for which the Funding Waiver Letter was obtained, no Borrower, Guarantor, or any of their respective ERISA Affiliates have incurred or reasonably expect to incur, any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA and any contributions to be made timely under the Code and ERISA); (iii) no Borrower, Guarantor or any of their respective ERISA Affiliates have incurred or reasonably expect to incur, any liability in excess of $3,000,000 in the aggregate (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Borrower, Guarantor or any of their respective ERISA Affiliates have engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.”

2.2 Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

Section 3. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Financing Agreements, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Agent on behalf of Lenders) to Borrowers:

3.1 This Amendment No. 9 has been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which is a party hereto and is in full force and effect as of the date hereof, as the case may be, and the obligations of Borrowers or Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.2 All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment No. 9, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

3.3 After giving effect to the provisions of this Amendment No. 9, no Default or Event of Default exists or has occurred and is continuing.

Section 4. Conditions Precedent.  Concurrently with the execution and delivery hereof, and as a further condition to the effectiveness of this Amendment No. 9 and the agreement of Agent to the modifications and amendments set forth in this Amendment No. 9:

4.1 Agent shall have received an executed copy of an original or executed original counterparts of this Amendment No. 9 by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), duly authorized, executed and delivered by each Borrower and Guarantor; and

4.2 each Borrower and Guarantor shall deliver, or cause to be delivered, to Agent a true and correct copy of any consent, waiver or approval to or of this Amendment No. 9, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form and substance satisfactory to Agent in its good faith determination;

4.3 Agent shall have received approvals of the Lenders required to consent to the amendments to the Loan Agreement and the other Financing Agreements, set forth in this Amendment No. 9;

4.4 Agent shall have received payment, or shall be authorized to charge the Borrowers' Loan Account for payment, of all fees set forth in any fee letter between Agent and Borrowers with respect to the transactions contemplated by this Amendment No. 9;

4.5 all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended by this Amendment No. 9, shall be true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

4.6 after giving effect to the amendment contemplated by this Amendment No. 9, no Default or Event of Default shall exist or have occurred and be continuing.

Section 5. Effect of this Amendment No. 9.  Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 9 or with respect to the subject matter of this Amendment No. 9.  To the extent of conflict between the terms of this Amendment No. 9 and the other Financing Agreements, the terms of this Amendment No. 9 shall control.  The Loan Agreement and this Amendment No. 9 shall be read and construed as one agreement.

Section 6. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes set forth in this Amendment No. 9.

Section 7. Governing Law. The validity, interpretation and enforcement of this Amendment No. 9 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 8. Binding Effect. This Amendment No. 9 shall be binding upon and inure to the benefit of Borrowers, Guarantors, Agent and Lenders and their respective successors and assigns.

Section 9. Waiver, Modification, Etc.  No provision or term of this Amendment No. 9 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

Section 10. Entire Agreement.  This Amendment No. 9 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Section 11. Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 9.

Section 12.  Counterparts.  This Amendment No. 9 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 9 by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 9.  Any party delivering an executed counterpart of this Amendment No. 9 by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 9.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS
BLUELINX CORPORATION By: /s/ Susan C. O’Farrell Name: Susan C. O’Farrell Title: Senior Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer
BLUELINX FLORIDA LP By: BlueLinx Florida Holding No. 2 Inc., its General Partner By: /s/ Sara E. Epstein Name: Sara E. Epstein Title: Vice President, General Counsel and Secretary
BLUELINX SERVICES INC. By: /s/ Susan C. O’Farrell Name: Susan C. O’Farrell Title: Treasurer and Chief Financial Officer

GUARANTORS
BLUELINX FLORIDA HOLDING NO. 1 INC. By: /s/ Susan C. O’Farrell Name: Susan C. O’Farrell Title: Treasurer
BLUELINX FLORIDA HOLDING NO. 2 INC. By: /s/ Susan C. O’Farrell Name: Susan C. O’Farrell Title: Treasurer

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AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender By: /s/ Marc J. Breier Name: Marc J. Breier Title: Authorized Signatory

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BANK OF AMERICA, N.A., as a Documentation Agent and a Lender By: /s/ Douglas Cowan Name: Douglas Cowan Title: Senior Vice President

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JPMORGAN CHASE BANK, N.A., as a Documentation Agent and a Lender By: /s/ Eric A. Anderson Name: Eric A. Anderson Title: Authorized Officer

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REGIONS BANK, as Syndication Agent and a Lender By: /s/ Kathy Myers Name: Kathy Myers Title: Vice President